Exhibit 99.1

Green Thumb Industries Reports Third Quarter 2025 Results

CHICAGO and VANCOUVER, British Columbia, November 5, 2025 (GLOBE NEWSWIRE) – Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today reported its financial results for the quarter ended September 30, 2025. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”), and all currency is in U.S. dollars.

Highlights for the third quarter ended September 30, 2025:

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Revenue of $291.4 million, an increase of 1.6% over the prior year.
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Cash at quarter end totaled $226.2 million.
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GAAP net income of $23.3 million or $0.10 per basic and diluted share, excluding the one-time gain on asset sales, GAAP net income would have been $9.7 million or $0.04 per basic and diluted share.
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Adjusted EBITDA of $80.2 million or 27.5% of revenue.
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Cash flow from operations of $74.1 million.
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Authorized $50 million for the repurchase of Subordinate Voting Shares from September 23, 2025 to September 22, 2026.
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Commenced adult-use cannabis sales at seven of eight RISE Dispensaries in Minnesota on September 17, 2025.
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Subsequent to quarter end, the eighth Minnesota RISE Dispensary commenced adult-use on October 21, 2025.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

MANAGEMENT COMMENTARY

Green Thumb Founder, Chairman and Chief Executive Ben Kovler

“Despite ongoing price compression in certain key markets, our team delivered another solid quarter of results. Third quarter revenue was $291 million, up approximately 2% year over year. Adjusted EBITDA was $80 million, or 28% of revenue, and cash flow from operations was $74 million. Our balance sheet is in comfortable shape with cash and cash equivalents of $226 million, and our senior credit facility does not mature for four years.

“As we have said, maintaining a strong balance sheet and generating consistent cash flow gives us the flexibility to allocate capital effectively, and returning value to our shareholders is a key part of that approach. Since launching our first share repurchase program in late 2023, we have repurchased approximately $107 million of our subordinate voting shares at an average price of $7.95 per share, reducing total shares outstanding by 13.5 million. In September, our Board authorized another share repurchase program for $50 million that extends through September 2026.

“Our strong financial position also provides the headroom to stay forward-thinking amid persistent industry challenges. While federal reform remains uncertain and 280E taxation and limited access to capital continue to weigh on operators, cannabis demand continues to rise, making it one of the largest and fastest-growing consumer categories.

“In August, we completed a transaction with RYTHM, Inc. that further enables expansion of THC products beyond dispensary walls and strengthens Green Thumb’s position in a rapidly evolving industry. As the THC market continues to expand, we are excited to lead this next phase of growth, supported by strong brands, loyal customers, industry-leading products and, of course, the best team in the business driving it all forward.”

Green Thumb Industries Inc.

Green Thumb President Anthony Georgiadis

“We are extremely proud of our Green Thumb team and the consistent performance we continue to deliver. Even amid ongoing price compression and heightened competition in several of our core markets, we have continued to optimize our business model and generate substantial profitability and cash flow. Our focus on driving brand-led market share expansion is also delivering results, with meaningful third-quarter gains in key markets including Illinois, Pennsylvania, New Jersey and Maryland.

“As of today, we have launched adult-use sales at all eight of our RISE Dispensaries across Minnesota, allowing us to bring well-being through cannabis and the RISE experience to more adults throughout the North Star State. While the current regulatory structure in Minnesota artificially limits supply and negatively impacts consumers, we are encouraged by the strong demand we have seen since adult-use began in mid-September. We remain optimistic that the framework will evolve so that we can more fully meet customer demand with our branded products.

“As we look ahead to 2026, we remain confident that despite a challenging environment, we can continue to expand our market share and deliver industry-leading financial and operating performance. Last night’s election results in Virginia are an encouraging step toward establishing an adult-use market and give us greater confidence that we can work with policymakers to make that happen at some point next year.”

Third Quarter 2025 Financial Overview

Total revenue for the third quarter 2025 was $291.4 million, up 1.6% from the prior year period. Consumer Packaged Goods revenue, net of intersegment eliminations, increased by 8% due to continued expansion in the adult-use markets in New York and Ohio. Retail revenue declined by 1% as compared to same period in the prior year, primarily due to price compression in existing markets, including Illinois, Pennsylvania and New Jersey, partially offset by the launch of adult-use sales in Minnesota. Third quarter 2025 comparable sales (stores open at least 12 months) decreased 7.1% versus the prior year on a base of 93 stores.

Gross profit for the third quarter 2025 was $144.0 million or 49.4% of revenue, a reduction from $147.6 million or 51.4% of revenue over the prior year period. The decline in gross margin percentage was primarily driven by price compression.

Total selling, general and administrative expenses for the third quarter 2025 were $107.3 million or 36.8% of revenue, compared to $105.0 million or 36.6% of revenue for the third quarter 2024. The increase in selling, general and administrative expenses was primarily attributable to increased costs associated with the opening and operation of new retail stores since the third quarter of 2024.

Total other income (expense) for the third quarter was $36.2 million versus ($2.9) million for the comparable period in the prior year, due to a gain on the sale of intellectual property rights to RYTHM, Inc.

Net income attributable to the Company for the third quarter was $23.3 million or $0.10 per basic and diluted share, compared to net income of $8.6 million, or $0.04 per basic and diluted share in the prior year period. Excluding the one-time gain on a sale during the last three months, GAAP net income would have been $9.7 million or $0.04 per basic and diluted share. Net Income for the nine months ended September 30, 2025 was $30.9 million or $0.13 per basic and diluted share. Excluding the gain on asset sales over the last nine months, GAAP net income would have been $23.6 million or $0.10 per basic and diluted share.

In the third quarter 2025, EBITDA was $66.8 million or 22.9% of revenue, versus $71.1 million or 24.8% of revenue for the comparable prior year period. Adjusted EBITDA, which excluded non-cash stock-based compensation of $11.7 million and other non-operating adjustments of $1.7 million, was $80.2 million or 27.5% of revenue, down from $89.2 million or 31.1% of revenue for the third quarter 2024.

The Company expects fourth quarter 2025 revenues to be sequentially flat to up single digits.

For additional information on the non-GAAP financial measures discussed above, see under “Non-GAAP Financial Information” below.

Balance Sheet and Liquidity

As of September 30, 2025, current assets were $477.5 million, including cash and cash equivalents of $226.2 million. Total debt outstanding was $247.4 million, which includes $144.4 million of senior debt.

Total basic and diluted weighted average shares outstanding for the three months ended September 30, 2025, were 231.7 million shares and 233.5 million shares, respectively.

Green Thumb Industries Inc.

Capital Allocation

On September 16, 2025, the Company’s Board of Directors authorized up to $50 million to be used to repurchase up to 10,364,640 of the Company's Subordinate Voting Shares from September 23, 2025 through September 22, 2026.

Under the Company’s share repurchase programs that began on September 5, 2023, it repurchased approximately 13.5 million shares for $107 million through September 30, 2025.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb”) is a leading national cannabis consumer packaged goods company and retailer headquartered in Chicago, Illinois. The company manufactures and distributes a portfolio of branded cannabis products, some of which are licensed, including RYTHM, Dogwalkers, incredibles, Beboe, &Shine, Doctor Solomon’s and Good Green. Green Thumb also owns and operates RISE Dispensaries, a rapidly growing national retail chain. Green Thumb serves millions of patients and customers each year with a mission to promote well-being through the power of cannabis while giving back to the communities it serves. Established in 2014, Green Thumb has 20 manufacturing facilities and 108 retail stores across 14 U.S. markets, employing approximately 4,800 people. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco, Firearms, and Explosives regulation; as a cannabis business, the Company is subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it conducts business; the Company faces intense competition; the Company faces competition from the illicit market as well as hemp products that are actually or purportedly compliant with the Agricultural Improvement Act of 2018 (the Farm Bill); the Company is dependent upon the popularity and consumer acceptance of its brand portfolio; the Company has limited trademark protections; as a cannabis business, the Company is subject to unfavorable tax treatment and may incur significant tax liability; as a cannabis business, the Company may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company faces risks due to industry immaturity or limited comparable,

Green Thumb Industries Inc.

competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces an inherent risk of product liability and similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company may be adversely impacted by rising or volatile energy costs and availability; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities we depend upon to operate, and a disruption of one or more of these systems could adversely affect our business; the Company relies on the expertise of its management team and other employees experienced in the cannabis industry, and the loss of key personnel could negatively affect its business; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and sales of substantial amounts Subordinate Voting Shares by the Company’s shareholders in the public market may have an adverse effect on the market price of the Company’s Subordinate Voting Shares. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contacts:

Mathew Faulkner

Chief Financial Officer

InvestorRelations@gtigrows.com

310-622-8257

Andy Grossman
EVP, Capital Markets & Investor Relations
InvestorRelations@gtigrows.com
310-622-8257

Media Contact:
GTI Communications
media@gtigrows.com

Source: Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2025, June 30, 2025 and September 30, 2024

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, Net of Discounts	$291,369	$293,257	$286,865
Cost of Goods Sold	(147,342)	(147,001)	(139,274)

Gross Profit	144,027	146,256	147,591

Expenses:
Total Expenses	107,286	106,823	104,967

Income From Operations	36,741	39,433	42,624

Other Income (Expense):
Other Income (Expense), Net	38,110	(13,989)	(290)
Interest Income	3,300	1,910	2,665
Interest Expense, Net	(5,228)	(5,046)	(5,296)

Total Other Income (Expense)	36,182	(17,125)	(2,921)

Income Before Provision for Income Taxes And Non-Controlling Interest	72,923	22,308	39,703

Provision For Income Taxes	49,122	21,576	30,922

Net Income Before Non-Controlling Interest	23,801	732	8,781

Net Income Attributable To Non-Controlling Interest	513	1,377	165

Net Income (Loss) Attributable To Green Thumb Industries Inc.	$23,288	$(645)	$8,616

Net Income (Loss) Per Share - Basic	$0.10	$(0.01)	$0.04

Net Income (Loss) Per Share - Diluted	$0.10	$(0.01)	$0.04

Weighted Average Number of Shares Outstanding - Basic	231,652,595	235,842,313	236,303,348

Weighted Average Number of Shares Outstanding - Diluted	233,535,805	235,842,313	238,295,887

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

September 30,
2025
(Unaudited)
Cash and Cash Equivalents	$226,211
Other Current Assets	251,251
Property and Equipment, Net	720,911
Right of Use Assets, Net	237,602
Intangible Assets, Net	442,734
Goodwill	594,439
Other Long-term Assets	166,037
Total Assets	$2,639,185
Total Current Liabilities	$241,553
Notes Payable, Net of Current Portion and Debt Discount	230,185
Lease Liabilities, Net of Current Portion	253,916
Other Long-Term Liabilities	78,621
Total Equity	1,834,910
Total Liabilities and Equity	$2,639,185

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the For the Three Months Ended September 30, 2025, June 30, 2025 and September 30, 2024

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.
(2) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating (income) or costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted EBITDA	September 30, 2025	June 30, 2025	September 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)
Net Income Before Noncontrolling Interest (GAAP)	$23,801	$732	$8,781
Interest Income	(3,300)	(1,910)	(2,665)
Interest Expense, Net	5,228	5,046	5,296
Provision for Income Taxes	49,122	21,576	30,922
Other (Income) Expense, net	(38,110)	13,989	290
Depreciation and Amortization	30,081	29,671	28,492
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$66,822	$69,104	$71,116
Share-based Compensation, Non-Cash	11,654	11,966	8,349
Acquisition, Transaction, and Other Non-Operating (Income) Costs	1,687	1,670	9,727
Adjusted EBITDA (non-GAAP measure)	$80,163	$82,740	$89,192